MATERIAL TRANSFER AGREEMENT

I. Definitions:

1. **PROVIDER:** Life Science Biosensor Diagnostics Pty Ltd (ACN 613 279 771) having a registered place of business at Level 9, 85 Castlereagh Street SYDNEY NSW 2000, AUSTRALIA.

2. **RECIPIENT:** President and Fellows of Harvard College having a place of business at Richard A. and Susan F. Smith Campus Center, Suite 727E, 1350 Massachusetts Avenue, Cambridge, Massachusetts 02138

3. **RECIPIENT SCIENTIST:** Dr. Donald Ingber

4. **ORIGINAL MATERIAL:** OTFT sensors and instrumentation for measurement (potentiostat)

5. **MATERIAL: ORIGINAL MATERIAL,** and unmodified parts or components thereof. The **MATERIAL** shall not include: (a) **MODIFICATIONS**, or (b) other substances created by the **RECIPIENT** through the use of the **MATERIAL** which do not incorporate unmodified parts or components of the **ORIGINAL MATERIAL**.

6. **MODIFICATIONS:** Substances created by the **RECIPIENT** which contain/incorporate the **MATERIAL**.

7. **COMMERCIAL PURPOSES:** The sale, lease, license, or other transfer of the **MATERIAL** or **MODIFICATIONS** to a for profit organization or to a non-profit organization for profit making purposes. **COMMERCIAL PURPOSES** shall also include uses of the **MATERIAL** or **MODIFICATIONS** by any organization, including **RECIPIENT**, to perform contract research, to screen compound libraries, to produce or manufacture products for general sale, or to conduct research activities that result in any sale, lease, license, or transfer of the **MATERIAL** or **MODIFICATIONS** to a for profit organization or to a non-profit organization for profit making purposes.

II. Terms and Conditions of this Agreement:

1. The **PROVIDER** retains ownership of the **MATERIAL**, including any **MATERIAL** contained or incorporated in **MODIFICATIONS**.

2. The **RECIPIENT** retains ownership rights to the existing coating technology that is owned by **RECIPIENT** and incorporated in the **MODIFICATIONS**, together with all intellectual property rights therein (collectively the "**RECIPIENT TECHNOLOGY**"), and the **PROVIDER** retains ownership rights to the **MATERIAL**incorporated in the **MODIFICATIONS** , together with all intellectual property rights therein (collectively, the "**PROVIDER TECHNOLOGY**"). The **RECIPIENT** promptly shall notify the

PROVIDER in writing of any inventions concerning the **MATERIAL** conceived or reduced to practice by **RECIPIENT** in the performance of the Research during the term of this Agreement ("**INVENTIONS**"). **PROVIDER** agrees to keep such disclosures confidential unless the **INVENTION** is determined to be a **JOINT INVENTION**, in accordance with this Paragraph 2. Ownership of all **INVENTIONS** shall follow inventorship, with inventorship determined in accordance with applicable United States patent law. Any **INVENTION** that is created solely by one party shall be solely-owned by that party and deemed that party's **CONFIDENTIAL INFORMATION** (defined below), and the party solely owning such **INVENTION** shall be deemed the "**DISCLOSING PARTY**" and the other party the "**RECEIVING PARTY**" for the purpose of Paragraph 9. Any **INVENTION** that is jointly-created by both parties shall be jointly-owned by both parties (a "**JOINT INVENTION**") and both parties' **CONFIDENTIAL INFORMATION**. In the event of a **JOINT INVENTION**, the parties shall engage in good faith negotiations to establish their respective rights. Failing agreement, each party shall have equal ownership and rights in such **JOINT INVENTION**, with the right to practice and exploit such **JOINT INVENTION** without further obligation to the other party and the right to use and disclose such **JOINT INVENTION** in connection therewith notwistanding Paragraph 9, provided that the foregoing shall not be construed as granting the **RECIPIENT** any right to practice any **PROVIDER TECHNOLOGY**, or the **PROVIDER** any right to practice any **RECIPIENT TECHNOLOGY** other than as permitted herein, in each case without a separate agreement between the parties. **PROVIDER** shall not file, prosecute or maintain any patent claim covering the **RECIPIENT TECHNOLOGY** (including as incorporated in the **MODIFICATIONS**), and **RECIPIENT** shall not file, prosecute or maintain any patent claim covering the **PROVIDER TECHNOLOGY** (including as incorporated in the **MODIFICATIONS**), in each case without the other party's express prior written consent.

3. The **RECIPIENT** and the **RECIPIENT SCIENTIST** agree that the **MATERIAL** provided by the **PROVIDER**:

(a) is to be used solely for the research described in Exhibit A ("**RESEARCH**").

(b) will not be used in human subjects, in clinical trials, or for diagnostic purposes involving human subjects without the written consent of the **PROVIDER**;

(c) is to be used only at the **RECIPIENT** organization and only in the **RECIPIENT SCIENTIST's** laboratory under the direction of the **RECIPIENT SCIENTIST** or others working under his/her direct supervision; and

(d) will not be transferred to anyone else within the **RECIPIENT** organization without the prior written consent of the **PROVIDER**.

4. Without written consent from the **PROVIDER**, the **RECIPIENT** and/or the **RECIPIENT SCIENTIST** may NOT make **MODIFICATIONS**, other than as necessary to perform the **RESEARCH**.

5. The **RECIPIENT** acknowledges that the **MATERIAL** is or may be the subject of a patent application. Except as provided in this Agreement, no express or implied licenses or other rights are provided to the **RECIPIENT** under any patents, patent applications, trade secrets or other proprietary rights of the **PROVIDER**, including any altered forms of the **MATERIAL** made by the **PROVIDER**. In particular, no express or implied licenses or other rights are provided to use the **MATERIAL, MODIFICATIONS,** or any related patents of the **PROVIDER** for **COMMERCIAL PURPOSES**.

6. If the **RECIPIENT** desires to use or license the **MATERIAL** or **MODIFICATIONS** other than as permitted herein, the **RECIPIENT** agrees, in advance of such use, to seek consent from and negotiate in good faith with the **PROVIDER** to establish the terms of a license. It is understood by the **RECIPIENT** that the **PROVIDER** shall have no obligation to grant such a license to the **RECIPIENT**, and may grant exclusive or non-exclusive licenses to others, or sell or assign all or part of the rights in the **MATERIAL** to any third party(ies).

7. Any **MATERIAL** delivered pursuant to this Agreement is understood to be experimental in nature and may have hazardous properties. The **PROVIDER** MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE **MATERIAL** WILL NOT INFRINGE ANY PATENT, COPYRIGHT, 'TRADEMARK, OR OTHER PROPRIETARY RIGHTS.

8. Except to the extent prohibited by law, the **RECIPIENT** assumes all liability for damages which may arise from its use, storage or disposal of the **MATERIAL**. The **PROVIDER** will not be liable to the **RECIPIENT** for any loss, claim or demand made by the **RECIPIENT**, or made against the **RECIPIENT** by any other party, due to or arising from the use of the **MATERIAL** by the **RECIPIENT**, except to the extent permitted by law when caused by the gross negligence or willful misconduct of the **PROVIDER**.

9. The **RECIPIENT SCIENTIST** agrees to provide the **PROVIDER**, in confidence, with the results of the Research using the **MATERIAL** ("**RESULTS**") for internal research use following completion of the **RESEARCH** set forth in Exhibit A. The **RECIPIENT SCIENTIST** agrees to provide appropriate acknowledgment of the source of the **MATERIAL** in all presentations and publications.**RECIPIENT** will provide **PROVIDER** adequate opportunity (i.e. not less than thirty (30) days) to review such presentations and publications for **CONFIDENTIAL INFORMATION** prior to their submission, and shall remove any **CONFIDENTIAL INFORMATION** of the **PROVIDER** from such publication upon request.

"**CONFIDENTIAL INFORMATION**" shall mean any information related to the **MATERIAL** that is marked or identified as confidential and that is disclosed in furtherance of the **RESEARCH** or generated in the course of the **RESEARCH** that pertains to the **MATERIAL** by or on behalf of one party ("**DISCLOSING PARTY**") to the other party ("**RECEIVING PARTY**"). **RECEIVING PARTY** agrees that, without the

prior written consent of the **DISCLOSING PARTY**, during the term of this Agreement, and for five (5) years thereafter, **RECEIVING PARTY** will not disclose **CONFIDENTIAL INFORMATION** that it has received hereunder to any third party. Notwithstanding the above, the obligations set forth herein shall not apply to **CONFIDENTIAL INFORMATION** to the extent that it: (i) was known to the **RECEIVING PARTY** at the time it was disclosed, other than by previous disclosure by or on behalf of the **DISCLOSING PARTY**, as evidenced by written records at the time of disclosure; (ii) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement; (iii) is lawfully and in good faith made available to the **RECEIVING PARTY** by a third party who is not subject to obligations of confidentiality to the discloser with respect to such information; (iv) is or was independently developed by the **RECEIVING PARTY** without the use of or reference to **CONFIDENTIAL INFORMATION**, as demonstrated by documentary evidence; or (v) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the **RECEIVING PARTY** shall provide prompt notice of such court order or requirement to the **DISCLOSING PARTY**to enable **DISCLOSING PARTY**to seek a protective order or otherwise prevent or restrict such disclosure. **RECEIVING PARTY** shall treat **CONFIDENTIAL INFORMATION** that it has received hereunder with the same degree of confidentiality as it treats its own confidential and proprietary information, but in all events no less than a reasonable degree of confidentiality. **RECIPIENT** may disclose **CONFIDENTIAL INFORMATION** that it has received from **PROVIDER** hereunder only to its employees, agents, students and staff members who have a need to know such information for purposes of performing the **RESEARCH**.

10. The **RECIPIENT** agrees to use the **MATERIAL** in compliance with all applicable statutes and regulations, including Public Health Service and National Institutes of Health regulations and guidelines such as, for example, those relating to research involving the use of animals or recombinant DNA.

11. This Agreement will terminate on the earliest of the following dates: (a) when the **MATERIAL** becomes generally available from third parties, for example, through reagent catalogs or public depositories, or (b) on completion of the **RECIPIENT's** current research with the **MATERIAL**, or (c) on thirty (30) days written notice by either party to the other, provided that:

(i) if termination should occur under 11(a), the **RECIPIENT** shall be bound to the **PROVIDER** by the least restrictive terms applicable to the **MATERIAL** obtained from the then-available sources; and

(ii) if termination should occur under 11(b), the **RECIPIENT** will discontinue its use of the **MATERIAL** and will, upon direction of the **PROVIDER**, return or destroy any remaining **MATERIAL**. The **RECIPIENT**, at its discretion, will also either destroy the **MODIFICATIONS** or remain bound by the terms of this agreement as they apply to **MODIFICATIONS**; and

(iii) in the event the **PROVIDER** terminates this Agreement under 11(c) other than for breach of this Agreement or for cause such as an imminent health risk or patent infringement, the **PROVIDER** will defer the effective date of termination for a period of up to one year, upon request from the **RECIPIENT**, to permit completion of research in progress.

(iv) Upon the effective date of any termination, or if requested, the deferred effective date of termination, **RECIPIENT** will discontinue its use of the **MATERIAL** and will, upon direction of the **PROVIDER**, return or destroy any remaining **MATERIAL**. The **RECIPIENT**, at its discretion, will also either destroy the **MODIFICATIONS** or remain bound by the terms of this agreement as they apply to **MODIFICATIONS**. For clarity, upon the effective date of any termination, **RECIPIENT** shall return to **PROVIDER** the **MATERIAL**.

12. Paragraphs 2, 5, 7, 8, 9 and 11 shall survive termination.

<u>This is agreed to by the Following Parties</u>:

PROVIDER	RECIPIENT
Life Science Biosensor Diagnostics Pty Ltd	President and Fellows of Harvard College
Address: Life Science Biosensor Diagnostics Pty Ltd Level 9, 85 Castlereagh Street SYDNEY NSW 2000 AUSTRALIA.	Address: Richard A. and Susan F. Smith Campus Center, Suite 727E 1350 Mass. Ave. Cambridge, MA 02138
Authorized Official: Dr George Syrmalis	Authorized Official: Richard Alcock
Title: Director, Life Science Biosensor Diagnostics Pty Ltd.	Title: Senior Associate Director of Technology Transactions
Signature: [redacted]	Signature: [redacted]
Date: 05/29/2020	Date: 5/28/2020

RECIPIENT's SCIENTIST

Name: Dr. Donald Ingber

Title: Director, Wyss Institute for Biologicially Inspired Engineering

Signature: [redacted]

Date: 5/28/20